UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2026

BLUE RIDGE BANKSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-39165	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court Suite 101
Richmond, Virginia		23226
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 331-6521

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BRBS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2026, the Board of Directors (the “Board”) of Blue Ridge Bankshares, Inc. (the “Company”) appointed Harry Golliday as a director of the Company, effective as of such date. Mr. Golliday was also appointed to the Board of Directors of the Company’s wholly owned bank subsidiary, Blue Ridge Bank, National Association (the “Bank”), effective as of March 18, 2026. Mr. Golliday currently serves as Interim Chief Executive Officer and Interim President of the Company and Interim Chief Executive Officer of the Bank. The Board anticipates that it may name Mr. Golliday to serve on one or more committees of the Board, but at the time of this Form 8-K, the Board has not determined the committee(s) to which Mr. Golliday will be named. The Company will file an amendment to this Form 8-K to identify those committees on which Mr. Golliday will serve once they are determined. Because Mr. Golliday is an executive officer of the Company and the Bank, he will not be separately compensated for his service on the Boards of Directors of the Company and the Bank.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE BANKSHARES, INC.

Date:	March 24, 2026	By:	/s/ Judy C. Gavant
Judy C. Gavant Executive Vice President and Chief Financial Officer